                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust of our report dated April 25, 2003, with respect to the financial statements and schedule of the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                             /s/ Ernst & Young LLP


Cleveland, Ohio
April 25, 2003